Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated September 11, 2024, with respect to the consolidated financial statements of Lesaka Technologies, Inc, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG Inc.
Johannesburg, South Africa

November 26, 2024